EXHIBIT 24.1

POWER OF ATTORNEY – NEUROBO PHARMACEUTICALS, INC. DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of NEUROBO PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), hereby nominates and appoints RICHARD KANG and NA YEON (IRENE) KIM, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the “Agents”), in his or her respective name and in the capacity or capacities indicated below, to execute and/or file, with all exhibits thereto, and other documents filed in connection therewith or constituting a part thereof: (1) a registration statement on Form S‑8 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of shares of Common Stock of the Company to be issued in connection with the Gemphire Therapeutics, Inc. 2019 Equity Incentive Plan and the NeuroBo Pharmaceuticals, Inc. 2018 Stock Plan; and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act to keep such registration statement effective or to terminate its effectiveness.

Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the “Commission”) or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Securities Act and the rules and regulations or orders of the Commission, or state regulatory agencies, adopted or issued pursuant thereto, to the end that the registration statement of the Company shall become effective under the Securities Act and any other applicable law.

Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the Commission.

Signature	Title	Date

/s/ Michael Salsbury	Director	January 28, 2020
Michael Salsbury

/s/ Jeong Gyun Oh	Director	January 28, 2020
Jeong Gyun Oh

/s/ Tae Heum (Ted) Jeong	Director	January 28, 2020
Tae Heum (Ted) Jeong

/s/ Jason Groves	Director	January 28, 2020
Jason Groves

/s/ Na Yeon (Irene) Kim	Director	January 28, 2020
Na Yeon (Irene) Kim

/s/ Steven Gullans	Director	January 28, 2020
Steven Gullans